UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 6, 2021

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Newport News	4101 Washington Avenue Virginia	23607
(Address of principal executive offices)		(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HII	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On July 6, 2021, Huntington Ingalls Industries, Inc., a Delaware corporation (the “Company”), issued a press release announcing entry into a definitive agreement to acquire Alion Science and Technology (“Alion”) from Veritas Capital for $1.65 billion in cash, subject to customary adjustments. Alion is a high value, technology-driven solutions provider for the global defense marketplace. The transaction is expected to close in the second half of 2021, subject to customary closing conditions. A copy of the press release and a copy of the investor presentation to be used on the conference call referenced below are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The Company also announced a conference call to discuss the transaction beginning at 9:00 a.m. Eastern Time on July 6, 2021. Conference call details are provided in the press release furnished as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report and in the accompanying exhibits is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 6, 2021

99.2	Investor Presentation dated July 6, 2021

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: July 6, 2021	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President,
Associate General Counsel and Secretary